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                                ALARIS MEDICAL, INC.

                            ALARIS MEDICAL SYSTEMS, INC.

                             ALARIS RELEASE CORPORATION

                            IVAC OVERSEAS HOLDINGS, INC.

                    $189,000,000 PRINCIPAL AMOUNT AT MATURITY OF

                       11 1/8% SENIOR DISCOUNT NOTES DUE 2008

                                 PURCHASE AGREEMENT

                                   July 23, 1998



                              BEAR, STEARNS & CO. INC.

                             BT ALEX.BROWN INCORPORATED

                            DONALDSON, LUFKIN & JENRETTE
                               SECURITIES CORPORATION







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                                ALARIS Medical, Inc.

                    $189,000,000 Principal Amount at Maturity of

                       11 1/8% Senior Discount Notes due 2008

                                 PURCHASE AGREEMENT

                                                                July 23, 1998

BEAR, STEARNS & CO. INC.
BT ALEX.BROWN INCORPORATED
DONALDSON, LUFKIN & JENRETTE
 SECURITIES CORPORATION

  c/o  Bear, Stearns & Co. Inc.
       245 Park Avenue
       New York, New York 10067

Ladies and Gentlemen:

          ALARIS Medical, Inc., a Delaware corporation (the "COMPANY"), proposes to issue and sell to Bear, Stearns & Co. Inc. ("BEAR STEARNS"), BT Alex.Brown Incorporated and Donaldson, Lufkin & Jenrette Securities Corporation (each, an "INITIAL PURCHASER" and collectively the "INITIAL PURCHASERS") an aggregate of $189,000,000 in aggregate principal amount at maturity of its 11 1/8% Senior Discount Notes due 2008 (the "SENIOR DISCOUNT NOTES"), subject to the terms and conditions set forth herein. The Senior Discount Notes are to be issued pursuant to the provisions of an indenture (the "INDENTURE") to be dated as of the Closing Date (as defined below) between the Company and U.S. Trust Company of Texas, N.A., as trustee (the "TRUSTEE"). The Senior Discount Notes are more fully described in the Offering Memorandum referred to below. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Indenture.

          The Senior Discount Notes are being issued and sold in connection with an Agreement and Plan of Merger (the "INSTROMEDIX AGREEMENT") dated June 24, 1998, by and among the Company, ALARIS Medical Systems, Inc. ("ALARIS MEDICAL SYSTEMS"), Instromedix, Inc. ("INSTROMEDIX") and the shareholders of Instromedix pursuant to which ALARIS Medical Systems will acquire all of the outstanding capital stock of Instromedix (the "INSTROMEDIX ACQUISITION"). Pursuant to the terms of the Instromedix Agreement, the

Instromedix Acquisition was consummated on July 17, 1998 and Instromedix was subsequently merged with and into ALARIS Medical Systems.

          1. ISSUANCE OF SECURITIES. The Company proposes to, upon the terms and subject to the conditions set forth herein, issue and sell to the Initial Purchasers the Senior Discount Notes. The Senior Discount Notes and the Exchange Notes (as defined below) issuable in exchange therefore are hereinafter collectively referred to herein as the "NOTES."

          Upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Securities Act of 1933, as amended (the "ACT"), the Notes shall bear the legends as required and set forth in the Indenture.

          2. OFFERING. The Senior Discount Notes will be offered and sold to the Initial Purchasers pursuant to an exemption from the registration requirements under the Act. The Company has prepared a preliminary offering memorandum, dated July 8, 1998 (the "PRELIMINARY OFFERING MEMORANDUM"), and a final offering memorandum, dated July 23, 1998 (the "OFFERING MEMORANDUM"), relating to the Senior Discount Notes.

          The Initial Purchasers have advised the Company that the Initial Purchasers will make offers to resell (the "EXEMPT RESALES") the Senior Discount Notes on the terms set forth in the Offering Memorandum, as amended or supplemented, solely to persons whom the Initial Purchasers reasonably believe to be "qualified institutional buyers" as defined in Rule 144A under the Act ("QIBS") (such persons being referred to herein as the "ELIGIBLE PURCHASERS"). The Initial Purchasers will offer the Senior Discount Notes to Eligible Purchasers initially at a price equal to 58.144% of the principal amount thereof. Such price may be changed at any time without notice.

          Holders (including subsequent transferees) of the Notes will have the registration rights set forth in the registration rights agreement (the "REGISTRATION RIGHTS AGREEMENT"), to be dated the Closing Date, in substantially the form of Exhibit A hereto, for so long as such Senior Discount Notes constitute "TRANSFER RESTRICTED SECURITIES" (as defined in the Registration Rights Agreement). Pursuant to the Registration Rights Agreement, the Company will agree to file with the Securities and Exchange Commission (the "COMMISSION") under the circumstances set forth therein, (i) a registration statement under the Act (the "EXCHANGE OFFER REGISTRATION STATEMENT") with respect to an offer to exchange (the "EXCHANGE OFFER") the Senior Discount Notes for a new issue of debt securities of the Company (the "EXCHANGE NOTES") to be offered in exchange for the Senior Discount Notes and (ii) if applicable, under certain circumstances, a shelf registration statement pursuant to Rule 415 under the Act (the "SHELF REGISTRATION STATEMENT" and, together with the Exchange Offer Registration Statement, the "REGISTRATION STATEMENTS") relating to the resale by certain holders of the Senior Discount Notes and to use its best efforts to cause such

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Registration Statements to be declared effective and to consummate the
Exchange Offer.  This Agreement, the Indenture, the Notes and the
Registration Rights Agreement are hereinafter sometimes referred to collectively as the "OPERATIVE DOCUMENTS."

          3. PURCHASE, SALE AND DELIVERY. (a) On the basis of the representations, warranties and covenants contained in this Agreement, and subject to the terms and conditions contained herein, the Company agrees to issue and sell to each Initial Purchaser, and each Initial Purchaser agrees, severally and not jointly, to purchase from the Company, the principal amounts at maturity of Senior Discount Notes set forth opposite the name of such Initial Purchaser on Schedule A hereto. The purchase price (the "PURCHASE PRICE") for the Senior Discount Notes shall be $562.54 per $1,000 principal amount at maturity of Senior Discount Notes.

          (b) Delivery of, and payment of the Purchase Price for, the Senior Discount Notes shall be made at the offices of Gordon Altman Butowsky Weitzen Shalov & Wein, 114 West 47th Street, New York, New York 10036, or such other location as may be mutually acceptable. Such delivery and payment shall be made at 9:00 a.m. New York City time, on July 28, 1998 or at such other time as shall be agreed upon by the Initial Purchasers and the Company. The time and date of such delivery and the payment are herein called the "CLOSING DATE."

          One or more of the Senior Discount Notes in definitive global form, registered in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC"), having an aggregate amount corresponding to the aggregate amount of the Senior Discount Notes sold pursuant to Exempt Resales to QIBs (the "144A GLOBAL NOTES") shall be delivered by the Company to the Initial Purchasers (or as the Initial Purchasers may direct) against payment by the Initial Purchasers of the Purchase Price thereof by wire transfer in same-day funds to an account specified by the Company or as the Company may direct in writing, PROVIDED that the Company shall give at least two business days' prior written notice to the Initial Purchasers of the information required to effect such wire transfers. The 144A Global Notes shall be made available to the Initial Purchasers for inspection not later than 10:00 a.m. New York City time, on the business day immediately preceding the Closing Date.

          4. AGREEMENTS OF THE COMPANY. The Company covenants and agrees with each of the Initial Purchasers as follows:

          (a) To advise the Initial Purchasers promptly and, if requested by the Initial Purchasers, confirm such advice in writing, (i) of the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of any Senior Discount Notes for offering or sale in any jurisdiction designated by the Initial Purchasers pursuant to
Section 4(e) hereof, or the initiation of any proceeding by any state securities commission or any other regulatory authority and (ii) of the happening of any event that makes any statement of a material fact made in the Preliminary Offering Memorandum or the Offering Memorandum untrue or that requires the making of any additions to or changes in the Preliminary Offering Memorandum or the Offering Memorandum in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Company shall use its best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of any Senior Discount Notes under any state securities or Blue Sky laws and, if at any time any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption of any Senior Discount Notes under any state securities or Blue Sky laws, the Company shall use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

          (b) To furnish the Initial Purchasers and those persons identified by the Initial Purchasers to the Company, without charge, as many copies of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments or supplements thereto, as the Initial Purchasers may reasonably request. Subject to the Initial Purchasers' compliance with applicable state and federal securities laws, the Company consents to the use of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments and supplements thereto required pursuant hereto, by the Initial Purchasers in connection with Exempt Resales.

          (c) Not to amend or supplement the Preliminary Offering Memorandum or the Offering Memorandum during the period set forth in Section 4(j), unless the Initial Purchasers shall previously have been advised thereof and shall not have objected thereto within seven business days of being furnished a copy thereof (or such shorter period as is reasonably required to comply with Section 4(d)). The Company shall promptly prepare, upon the Initial Purchasers' request, any amendment or supplement to the Preliminary Offering Memorandum or the Offering Memorandum that the Initial Purchasers believe necessary or advisable in connection with Exempt Resales.

          (d)  If, after the date hereof and during the period set forth in
Section 4(j), any event shall occur as a result of which, in the judgment of the Company or in the reasonable judgment of the Initial Purchasers or counsel to the Initial Purchasers, it becomes necessary to amend or supplement the Preliminary Offering Memorandum or Offering Memorandum in order to make the statements therein, in the light of the circumstances when such Preliminary Offering Memorandum or Offering Memorandum is delivered to an Eligible Purchaser, not misleading, or if it is necessary to amend or supplement the Preliminary Offering Memorandum or Offering Memorandum to comply with any law, statute, rule or regulation, to forthwith prepare an appropriate amendment or supplement to such Preliminary Offering Memorandum or Offering Memorandum so that the statements therein, as so amended or supplemented, will not, in the light of the circumstances when it is so delivered, be misleading, or so that such Preliminary Offering Memorandum or Offering Memorandum will comply with applicable law.

          (e) To cooperate with the Initial Purchasers and counsel to the Initial Purchasers in connection with the registration or qualification of the Senior Discount Notes under the securities or Blue Sky laws of such jurisdictions as the Initial Purchasers may reasonably request in writing at least five business days prior to any proposed transfer and to continue such qualification in effect so long as required for the Exempt Resales; PROVIDED, HOWEVER, that the Company shall not be required in connection therewith to register or qualify as a foreign corporation in any jurisdiction in which it is not now so qualified or to take any action that would subject it to general consent to service of process or taxation other than as to matters and transactions relating to the Preliminary Offering Memorandum, the Offering Memorandum or Exempt Resales, in any jurisdiction in which it is not now so subject.

          (f) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement becomes effective or is terminated, to pay and be responsible for all costs, expenses, fees and taxes in connection with or incident to (i) the preparation, printing, processing, duplicating, filing and distribution of the Preliminary Offering Memorandum and the Offering Memorandum (including, without limitation, financial statements included therein), and all amendments or supplements thereto, (ii) the preparation, printing, processing, execution, distribution and delivery of this Agreement, the other Operative Documents, all preliminary and final Blue Sky memoranda printed, distributed and delivered in connection herewith and with the Exempt Resales, (iii) the issuance, transfer and delivery of the Notes to the Initial Purchasers, (iv) the registration or qualification of the Notes for offer and sale under the securities or Blue Sky laws of the jurisdictions referred to in Section 4(e) (including, in each case, the fees and disbursements of counsel to the Initial Purchasers relating to such registration or qualification and memoranda relating thereto), (v) furnishing such copies of the Preliminary Offering Memorandum and the Offering Memorandum, and all amendments and supplements thereto, as may be requested for use in connection with Exempt Resales, (vi) the preparation of certificates for the Notes (including, without limitation, printing and engraving thereof), (vii) the fees, disbursements and expenses of the Company's counsel and accountants, (viii) all expenses and listing fees in connection with the application for quotation of the Senior Discount Notes in the National Association of Securities Dealers, Inc. ("NASD") Automated Quotation System - PORTAL ("PORTAL"), (ix) all fees and expenses (including fees and expenses of counsel to the Company) of the Company in connection with the approval of the Notes by DTC for "book-entry" transfer, (x) the rating of the Notes by investment rating agencies, (xi) the fees and expenses of the Trustee and the Trustee's counsel in connection with the Indenture and the Notes, (xii) the performance by the Company of its other obligations under this Agreement and the other Operative Documents and (xiii) all "roadshow" travel and other expenses incurred by the Company in connection with the marketing and sale of the Senior Discount Notes, including, without limitation, airfare and private jet rentals.

          (g) To use the proceeds from the sale of the Senior Discount Notes in the manner described in the Offering Memorandum under the caption "Use of Proceeds."

          (h) Not to voluntarily claim, and to actively resist any attempts to claim, the benefit of any usury laws against the holders of any Notes.

          (i) Not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Act) that would be integrated with the sale of the Senior Discount Notes in a manner that would require the registration under the Act of the sale to the Initial Purchasers or the Eligible Purchasers of the Senior Discount Notes or to take any other action that would result in the Exempt Resales not being exempt from registration under the Act.

          (j) For so long as any of the Notes remain outstanding and during any period in which the Company is not subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), to make available to any holder of Senior Discount Notes in connection with any sale thereof and any prospective purchaser of such Senior Discount Notes from such holder, the information (the "RULE 144A INFORMATION") required by Rule 144A(d)(4) under the Act.

          (k) To cause the Exchange Offer to be made in the appropriate form to permit registered Exchange Notes to be offered in exchange for the Senior Discount Notes and to comply with all applicable federal and state securities laws in connection with the Exchange Offer.

          (l) To comply with all of its agreements set forth in the Registration Rights Agreement and all agreements set forth in the representation letters of the Company to DTC relating to the approval of the Notes by DTC for "book-entry" transfer.

          (m) To use its best efforts to effect the inclusion of the Senior Discount Notes in PORTAL and to obtain approval of the Notes by DTC for "book-entry" transfer.

          (n) During a period of five years following the Closing Date, to deliver without charge to the Initial Purchasers promptly upon their becoming available (i) all reports or other publicly available information that the Company shall mail or otherwise make available to its securityholders and (ii) all reports, financial statements and proxy or information statements filed by the Company or any of its subsidiaries with the Commission or any national securities exchange and such other publicly available information concerning the Company or any of its subsidiaries, including without limitation, press releases, as such Initial Purchaser may reasonably request.

          (o) Neither the Company nor any of its subsidiaries will take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes. Except as permitted by the Act, the Company will not distribute any Preliminary Offering Memorandum, Offering Memorandum or any offering material in connection with the offering and sale of the Notes.

          (p) For a period of 120 days after the Closing Date, not to, and to cause its affiliates not to, offer, sell, contract to sell or grant any option to purchase or otherwise transfer or dispose of any Notes or any other debt security issued by the Company or any of its subsidiaries (other than a private loan, credit or financing agreement with a bank or similar financing institution) or any security convertible into or exchangeable or exercisable for any such debt security without the Initial Purchasers' prior written consent, except for (i) sales or transfers between affiliates of the Company and the Company or any of its subsidiaries and (ii) the issue and exchange of Exchange Notes for Senior Discount Notes in the Exchange Offer.

          (q) During the period set forth in Section 4(j), to furnish to the Initial Purchasers, as soon as they have been prepared by the Company a copy of any interim consolidated financial statements of the Company for any period subsequent to the period covered by the financial statements appearing in the Offering Memorandum.

          (r) To comply with the agreements in the Indenture and any other Operative Document.

          (s) To do and perform all things required to be done and performed under this Agreement by it that are within its control prior to the Closing Date and to use its best efforts to satisfy all conditions precedent on its part to the delivery of the Senior Discount Notes that are within its control.

          5.   REPRESENTATIONS AND WARRANTIES.

          (a) The Company represents and warrants to each of the Initial Purchasers that:

               (i)     The Preliminary Offering Memorandum and the
Offering Memorandum have been prepared in connection with the Exempt Resales.
 The Preliminary Offering Memorandum and the Offering Memorandum do not, and any supplement or amendment to them will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made, not misleading, except that the representations and warranties contained in this paragraph (i) shall not apply to statements in or omissions from the Preliminary Offering Memorandum or the Offering Memorandum (or any supplement or

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amendment thereto) made in reliance upon and in conformity with information relating to the Initial Purchasers furnished to the Company in writing by the Initial Purchasers expressly for use therein. No stop order preventing the use of the Preliminary Offering Memorandum or the Offering Memorandum, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Act, has been issued.

               (ii) When the Senior Discount Notes are issued and delivered pursuant to this Agreement, no Senior Discount Note will be of the same class (within the meaning of Rule 144A under the Act) as securities of the Company that are listed on a national securities exchange registered under Section 6 of the Exchange Act or that are quoted in a United States automated inter-dealer quotation system.

               (iii) All of the issued and outstanding shares of capital stock of, or other ownership interests in, the Company and each of its subsidiaries has been duly and validly authorized and issued, and all of the shares of capital stock of, or other ownership interests in, each of the Company's subsidiaries are owned, directly or indirectly, by the Company.
All such shares of capital stock are fully paid and non-assessable and have not been issued in violation of any preemptive or similar rights and are owned free and clear of any security interest, mortgage, pledge, claim, lien, limitation on voting rights or encumbrance (each, a "LIEN"), except for Liens granted pursuant to or permitted under the Credit Facility that are in effect on the date hereof. Other than the 7 1/4% Convertible Subordinated Debentures due 2002 of the Company, options granted under the Company's option plans and options granted for service on a special committee of the Company's Board of Directors, there are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or Liens related to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of, or other ownership interest in, the Company or any of its subsidiaries.

               (iv) The Company and each of its subsidiaries (1) is duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation, (2) has the requisite corporate power and authority to own, lease and operate its respective properties and to conduct its business as it is currently being conducted and as described in the Offering Memorandum, and (3) is duly qualified as a foreign corporation and is in good standing in each jurisdiction where the ownership, leasing or operation of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not, singly or in the aggregate, have a Material Adverse Effect (as defined below). As used herein, "MATERIAL ADVERSE EFFECT" shall mean, with respect to the Company, any effect or group of related or unrelated effects that (i) would be reasonably expected, individually or in the aggregate, to result in a material adverse effect on the assets, properties, business, results of operations, condition (financial or otherwise) or prospects of the Company and its subsidiaries,

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taken as a whole, or (ii) would interfere with, adversely affect or question the validity of (A) the execution, delivery and performance of any of the Operative Documents, the issuance of the Notes or the consummation of this Agreement (B) the performance by each of ALARIS Medical Systems, ALARIS Release Corporation, IVAC Overseas Holdings, Inc. (collectively, the "Significant Subsidiaries") and the Company of its respective agreements and obligations under this Agreement or the consummation of the transaction contemplated hereby or (C) the consummation of the Instromedix Acquisition.

               (v) The Company has full corporate power and authority to execute, deliver and perform its obligations under this Agreement and the other Operative Documents to which it is a party and to consummate the transactions contemplated by this Agreement and the other Operative Documents to which it is a party, and to issue, sell and deliver the Senior Discount Notes pursuant to this Agreement. Each of the Significant Subsidiaries has full corporate power and authority to execute, deliver and perform its obligations under this Agreement and the other Operative Documents to which it is a party and to consummate the transactions contemplated by this Agreement and the other Operative Documents to which it is a party. Each of the Company and ALARIS Medical Systems had and continues to have, as the case may be, all necessary corporate power and authority to execute, deliver and perform its obligations under the Instromedix Agreement and to consummate the transactions contemplated thereby.

               (vi) The Company has no direct or indirect subsidiaries, other than those listed on Schedule B hereto.

               (vii) The Company has no subsidiaries that are "Significant Subsidiaries" as defined in Article I, Rule 1-02 of Regulation S-X promulgated pursuant to the Act other than those listed on Schedule C hereto.

               (viii) This Agreement has been duly authorized and validly executed and delivered by the Company and each of the Significant Subsidiaries and constitutes a valid and legally binding agreement of the Company and each of the Significant Subsidiaries, enforceable against the Company and each of the Significant Subsidiaries in accordance with its terms (assuming the due execution and delivery hereof by the Initial Purchasers), except as (i) rights to indemnity and contribution hereunder may be limited by applicable law, (ii) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (iii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

               (ix) The Indenture has been duly authorized by the Company and, on the Closing Date, will have been validly executed and delivered by the Company and will

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conform to the description thereof in the Offering Memorandum.  When the
Indenture has been duly executed and delivered by the Company, the Indenture will be a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms (assuming the due execution and delivery of the Indenture by the Trustee), except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability. The Offering Memorandum contains an accurate summary, in all material respects, of the terms of the Indenture.

               (x) The Senior Discount Notes have been duly authorized by the Company and, on the Closing Date, will have been validly executed and delivered by the Company and will conform to the description thereof in the Offering Memorandum. When the Senior Discount Notes are issued, authenticated and delivered in accordance with the Indenture and paid for by the Initial Purchasers in accordance with the terms of this Agreement, the Senior Discount Notes will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, and will be entitled to the benefits of the Indenture (assuming the due execution and delivery of the Indenture by the Trustee), except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability. The Offering Memorandum contains an accurate summary, in all material respects, of the terms of the Senior Discount Notes.

               (xi) The Exchange Notes have been duly authorized by the Company and, when issued and authenticated in accordance with the Exchange Offer and the Indenture will conform to the description thereof in the Offering Memorandum. When the Exchange Notes are issued, authenticated and delivered in accordance with the Exchange Offer and the Indenture, the Exchange Notes will be the valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms and will be entitled to the benefits of the Indenture (assuming the due execution and delivery of the Indenture by the Trustee), except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability. The Offering Memorandum contains an accurate summary, in all material respects, of the terms of the Exchange Notes.

               (xii) The Registration Rights Agreement has been duly authorized by the Company and each of the Significant Subsidiaries and, on the Closing Date, will have been duly executed and delivered by the Company and each of the Significant Subsidiaries and will conform to the description thereof in the Offering Memorandum. When the Registration Rights Agreement has been duly executed and delivered, the Registration Rights Agreement will be a valid and legally binding agreement of the Company and each of the Significant Subsidiaries, enforceable against the Company and each of the Significant Subsidiaries in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.
The Offering Memorandum contains an accurate summary, in all material respects, of the terms of the Registration Rights Agreement.

               (xiii) The Instromedix Agreement has been duly authorized, executed and delivered by the Company and ALARIS Medical Systems and is a valid and legally binding obligation of each of the Company and ALARIS Medical Systems, enforceable against each of the Company and ALARIS Medical Systems in accordance with its terms (assuming the due execution and delivery thereof by Instromedix and each selling shareholder), except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability. The Instromedix Agreement is in full force and effect and to the Company's knowledge, except as otherwise contemplated by paragraph 21 of Section 8(g), there has not occurred any default or breach by any party thereto. Pursuant to the terms of the Instromedix Agreement, the Instromedix Acquisition was consummated on July 17, 1998 and Instromedix was subsequently merged with and into ALARIS Medical Systems. The Offering Memorandum contains an accurate summary, in all material respects, of the terms of the Instromedix Acquisition.

               (xiv) The Company has delivered to the Initial Purchasers true and correct executed copies of (i) the Instromedix Agreement and (ii) all documents and agreements related thereto and there have been no amendments, alterations, modifications or waivers thereto or in the exhibits or schedules thereto, except as have been delivered to the Initial Purchasers.

               (xv) Neither the Company nor any of its subsidiaries is in violation of its charter or bylaws.

               (xvi) Neither the Company nor any of its subsidiaries is in default in the performance of any term, provision, obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or any indenture, mortgage, deed of trust or other contract, lease or other instrument to which the Company or any of its subsidiaries is a party or by which any of them is bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject, except for such defaults as would not, individually or in the aggregate, have a Material Adverse Effect. Except as otherwise contemplated by paragraph 21 of Section 8(g), there exists no condition that, with notice, the passage of time or otherwise, would constitute a default under any such document or instrument.

               (xvii) The execution, delivery and performance of this Agreement and the other Operative Documents and compliance by the Company and the Significant Subsidiaries with the provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby (including, without limitation, the Instromedix Acquisition) will not (i) require any consent, approval, authorization or order of, or filing or registration with, any regulatory body, administrative agency or other governmental agency, other than (1) as may be required under state securities or "Blue Sky" laws and (2) those that have been obtained or made, (ii) conflict with any of the respective charters or bylaws of the Company or any of its subsidiaries,
(iii) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default or cause an acceleration of any obligation under, or result in the imposition or creation of (or the obligation to create or impose) a Lien with respect to, any agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them is bound, or to which any properties of the Company or any of its subsidiaries is or may be subject, except, with respect to this clause (iii) only, for (A) Liens granted pursuant to or permitted under the Credit Facility that are in effect on the date hereof and (B) such conflicts, breaches, violations, defaults, accelerations, impositions and creations as would not, individually or in the aggregate, have a Material Adverse Effect,
(iv) contravene any order of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, (v) violate or conflict with any law, statute, rule or regulation or administrative or court decree applicable to the Company or any of its subsidiaries, or any of their respective properties or (vi) result in the termination or revocation of any Authorization (as defined below) of the Company or any of its subsidiaries or result in any other impairment of the rights of the holder of any such Authorization.

               (xviii) Except to the extent described in the Offering Memorandum, there is no action, suit, proceeding or investigation before or by any court or governmental agency or body, domestic or foreign, pending against or affecting the Company or any of its subsidiaries or any of their respective properties which might result, singly or in the aggregate, in a Material Adverse Effect and, to the best knowledge of the Company, no such proceedings are contemplated or threatened.

               (xix) No action has been taken and no law, statute, rule or regulation or order has been enacted, adopted or issued by any governmental agency or body which prevents the execution, delivery and performance of any of the Operative Documents, the issuance of the Senior Discount Notes, or suspends the sale of the Senior Discount Notes in any jurisdiction referred to in Section 4(e); and no injunction, restraining order or other order or relief of any nature by a federal or state court or other tribunal of competent jurisdiction has been issued with respect to the Company or any of its subsidiaries which would prevent or suspend the issuance or sale of the Senior Discount Notes in any jurisdiction referred to in Section 4(e).

               (xx) The Company and its subsidiaries have not violated any applicable existing federal, state, local or foreign laws or regulations ("LAWS") including, but not limited to (i) Laws relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), (ii) Laws relating to discrimination in the hiring, promotion or pay of employees, (iii) wage and hour Laws and (iv) provisions of the Employee Retirement Income Security Act of 1974, which in each case would have a Material Adverse Effect.

               (xxi) Except as set forth in the Offering Memorandum and except as would not result, singly or in the aggregate, in a Material Adverse Effect, the Company and each of its subsidiaries has good and marketable title, free and clear of all Liens (except (i) Liens for taxes not yet due and payable and (ii) Liens granted pursuant to or permitted under the Credit Facility that are in effect on the date hereof, to all property and assets described in the Offering Memorandum as being owned by it. All leases to which any of the Company or any of its subsidiaries is a party are valid and binding and no default has occurred or is continuing, thereunder which would have a Material Adverse Effect, and the Company and its subsidiaries enjoy peaceful and undisturbed possession under all such leases to which any of the Company and its subsidiaries is a party as lessee with such exceptions as do not materially interfere with the use currently made by the Company or such subsidiary, as the case may be.

               (xxii) The accountants, PricewaterhouseCoopers LLP, that have certified the financial statements and supporting schedules included in the Offering Memorandum are independent accountants, as required by the Act and the Exchange Act. The historical financial statements of the Company, together with related schedules and notes, set forth in the Offering Memorandum comply as to form in all material respects with the requirements applicable to registration statements on Form S-1 under the Act.

               (xxiii) The historical financial statements of the Company and its subsidiaries set forth in the Offering Memorandum fairly present the combined financial position at the respective dates indicated and the results of operations and cash flows for the respective periods indicated, in accordance with generally accepted accounting principles in the United States ("GAAP") consistently applied throughout such periods. The other historical financial and statistical information and data included in the Offering Memorandum are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company.

               (xxiv) The historical summary financial and statistical information and data of Instromedix set forth in the Offering Memorandum fairly present the financial position at the respective dates indicated and the results of operations for the respective periods indicated, in accordance with GAAP consistently applied throughout such periods and was prepared on a basis consistent with the historical financial statements and the books and records of Instromedix.

               (xxv) All tax returns required to be filed by the Company or any of its subsidiaries in any jurisdiction have been filed, other than those filings being contested in good faith, and all material taxes, including, without limitation, withholding taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from such entities have been paid, other than those being contested in good faith and for which adequate reserves have been provided.

               (xxvi) The Company and its subsidiaries have complied with all of the provisions of Florida H.B. 1771, codified as Section 517.075 of the Florida statutes, and all regulations promulgated thereunder relating to issuers doing business with the Government of Cuba or with any person or any affiliate located in Cuba.

               (xxvii) The Company and its subsidiaries have all certificates, consents, exemptions, orders, permits, franchises, licenses, authorizations, or other approvals (each, an "AUTHORIZATION") of and from, and have made all declarations and filings with and notices to, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, necessary or required to own, lease, license, operate and use its properties and assets and to conduct their business in the manner described in the Offering Memorandum except for such Authorizations the absence of which would not have a Material Adverse Effect; all such Authorizations are valid and in full force and effect; the Company and its subsidiaries are in compliance with the terms and conditions of all such Authorizations and with the rules and regulations of the regulatory authorities and governing bodies having jurisdiction with respect thereto; and neither the Company nor any subsidiary has received any notice, or has any knowledge or belief (or any basis therefor), that any governmental body or agency is considering limiting, suspending or revoking any such Authorization.

               (xxviii) The Company has reviewed the effect of Environmental Laws and the disposal of hazardous or toxic substances or wastes, pollutants or contaminants on (i) the business, assets, operation and properties of the Company and its subsidiaries and (ii) the business, assets, operations and properties of Instromedix prior to its acquisition by ALARIS Medical Systems, and has identified and evaluated associated costs and liabilities (including, without limitation, all material capital and operating expenditures required for clean-up, closure of properties and compliance with Environmental Laws, all permits, licenses and approvals, all related constraints on operating activities and all potential liabilities to third parties). On the basis of such reviews, the Company has reasonably concluded that such associated costs and liabilities would not have a Material Adverse Effect.

               (xxix)   Neither the Company nor any of its subsidiaries is
(a) an "investment company" or a company "controlled" by an investment company within the meaning of the Investment Company Act of 1940, as amended, or (b) a "holding company" or a "subsidiary company" of a holding company or an "affiliate" thereof within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (c) subject to regulation under the Federal Power Act or any federal or state statute or regulation limiting its respective ability to incur indebtedness for borrowed money.

               (xxx) There are no holders of securities of the Company or any of its subsidiaries who, by reason of the execution by the Company and the Significant Subsidiaries of this Agreement, the Instromedix Agreement or any other Operative Documents or the consummation by the Company and the Significant Subsidiaries of the transactions contemplated hereby and thereby, have the right to request or demand that the Company or any of its subsidiaries register under the Act or analogous foreign laws and regulations securities held by them.

               (xxxi) There are no contracts, agreements or understandings between the Company or any of its subsidiaries and any person that would give rise to a valid claim against the Company, its subsidiaries or any Initial Purchaser for a brokerage commission, finder's fee or like payment in connection with the issuance, purchase and sale of the Notes.

               (xxxii) The Company and its subsidiaries own free and clear of all Liens or have the right to use free and clear of any rights of third parties that adversely affect such use by the Company and its subsidiaries, all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, "INTELLECTUAL PROPERTY") material to the business of the Company and its subsidiaries, taken as a whole. The use of such Intellectual Property in connection with the business and operations of the Company and its subsidiaries do not, to the Company's knowledge, infringe on the rights or claimed rights of any person. No other person is, to the Company's knowledge, infringing upon any of the Intellectual Property or has notified the Company or any of its subsidiaries that it is claiming ownership of, or the right to use any Intellectual Property owned by the Company or its subsidiaries. The Company and its subsidiaries have taken all reasonable steps to protect the Intellectual Property from infringement by any other person, except where the failure to take such steps would not, individually or in the aggregate, have a Material Adverse Effect. Other than in connection with the use of so-called "off-the-shelf" software, the License Agreement between Ralin Medical, Inc. and Instromedix and except as otherwise disclosed in the Offering Memorandum, the Company and its subsidiaries are not obligated or under any liability whatsoever to make any payment in excess of $500,000 per fiscal year, in the aggregate, by way of royalties, fees or otherwise to any persons with respect to the use of the Intellectual Property, except that subsidiaries of the Company may be so obligated to the Company. Except as otherwise disclosed in the Offering Memorandum, neither the Company nor any of its subsidiaries has received (i) any notice of infringement of or conflict with assessed rights of others with respect to any Intellectual Property or (ii) any notice of an action or proceeding seeking to limit, cancel or question the validity of any Intellectual Property, which singly or in the aggregate, if the subject of any unfavorable decision, ruling or finding, might have a Material Adverse Effect.

               (xxxiii) Immediately prior to and upon issuance of the Senior Discount Notes, (i) the present fair saleable value of the assets of the Company and it subsidiaries will exceed the amount that will be required to be paid on or in respect of the existing debts and other liabilities (including, without limitation, contingent liabilities) of the Company and its subsidiaries as they become absolute and matured, (ii) the assets of the Company and its subsidiaries will not constitute unreasonably small capital to carry out its businesses as conducted or as proposed to be conducted and
(iii) the Company and its subsidiaries do not intend to, nor do they believe that they will, incur debts beyond its ability to pay such debts as they mature. The debt incurred in connection with the Instromedix Acquisition, and the debt represented by the Senior Discount Notes is being incurred, for proper purposes and in good faith. The Company does not intend to permit any of its subsidiaries to incur debts or other liabilities beyond their respective ability to pay such debts and liabilities as they mature.

               (xxxiv) Neither the Company nor any of its subsidiaries nor any agent thereof acting on the behalf of them has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Notes to violate Regulation G (12 C.F.R. Part 207), Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System.

               (xxxv) Except as would not otherwise be unlawful, the Company has not (i) taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes or (ii) since the date of the Preliminary Offering Memorandum (A) sold, bid for, purchased, or paid anyone other than the Initial Purchasers any compensation for soliciting purchases of, the Senior Discount Notes or (B) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

               (xxxvi) Each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its date, contains all the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Act.

               (xxxvii) No registration under the Act of the Senior Discount Notes are required for the sale of the Senior Discount Notes to the Initial Purchasers as contemplated hereby or for the Exempt Resales assuming (i) that the purchasers who buy the Senior Discount Notes in the Exempt Resales are Eligible Purchasers and (ii) the accuracy of the Initial Purchasers' representations regarding the absence of general solicitation in connection with the sale of the Senior Discount Notes to the Initial Purchasers and the Exempt Resales contained herein. No form of general solicitation or general advertising was used by the Company, its subsidiaries or any of their respective representatives in connection with the offer and sale of any of the Senior Discount Notes or in connection with the Exempt Resales, including, but not limited to, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. No securities of the same class as the Senior Discount Notes have been issued and sold by the Company within the six-month period immediately prior to the date hereof.

               (xxxviii) Prior to the commencement of the Exchange Offer or the effectiveness of the Shelf Registration Statement, the Indenture is not required to be qualified under the Trust Indenture Act of 1939, as amended (the "TIA").

               (xxxix)   Each certificate signed by any officer of the
Company and delivered to the Initial Purchasers or counsel for the Initial Purchasers shall be deemed to be a representation and warranty by the Company to the Initial Purchasers as to the matters covered thereby.

          The Company acknowledges that each of the Initial Purchasers and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Section 8 hereof, counsel to the Company and the Significant Subsidiaries, and counsel to the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations and hereby consents to such reliance.

          (b) Each of the Initial Purchasers, severally and not jointly, represents and warrants to the Company and agrees that:

               (i) Such Initial Purchaser is a QIB with such knowledge and experience in financial and business matters as is necessary in order to evaluate the merits and risks of an investment in the Senior Discount Notes.

               (ii) Such Initial Purchaser (i) is not acquiring the Senior Discount Notes with a view to any distribution thereof that would violate the Act or the securities laws of any state of the United States or any other applicable jurisdiction and (ii) will be reoffering and reselling the Senior Discount Notes only to QIBs in reliance on the exemption from the registration requirements of the Act.

               (iii) No form of general solicitation or general advertising (within the meaning of Regulation D under the Act) has been or will be used by any of the Initial Purchasers or any of their respective representatives in connection with the offer and sale of any of the Senior Discount Notes, including, but not limited to, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

               (iv) Each of the Initial Purchasers agrees that, in connection with the Exempt Resales, it will solicit offers to buy the Senior Discount Notes only from, and will offer to sell the Senior Discount Notes only to, Eligible Purchasers. The Initial Purchasers further agree (A) that they will offer to sell the Senior Discount Notes only to, and will solicit offers to buy the Senior Discount Notes only from QIBs who in purchasing such Senior Discount Notes will be deemed to have represented and agreed that they are purchasing the Senior Discount Notes for their own accounts or accounts with respect to which they exercise sole investment discretion and that they or such accounts are QIBs and (B) that such Eligible Purchasers shall acknowledge and agree that such Senior Discount Notes will not have been registered under the Act and may be resold, pledged or otherwise transferred only (i) to the Company, (ii) pursuant to a registration statement which has been declared effective under the Act, (iii) to a person it reasonably believes is a QIB in a transaction meeting the requirements of Rule 144A under the Act, (iv) pursuant to offers and sales to non-U.S. persons that occur outside the United States in a transaction meeting the requirements of Rule 904 of Regulation S under the Act, (v) to an institutional "accredited investor" (as defined in Rule 501(a) (1), (2), (3) or (7) of Regulation D under the Act (an "IAI") that, prior to such transfer, furnishes to the Trustee a signed letter containing certain representations and agreements relating to the transfer of the Senior Discount Notes (the form of such letter is attached to the Indenture) and, if such transfer is in respect of an aggregate principal amount of Senior Discount Notes less than $250,000, an opinion of counsel acceptable to the Company that such transfer is in compliance with the Act or (vi) pursuant to any other available exemption from the registration requirements of the Act (and based on an opinion of counsel if the Company so requests) subject in each of the foregoing cases to the applicable state securities laws of any State of the United States or any other applicable jurisdiction and (C) that the holder will, and each subsequent holder is required to, notify any purchaser of the security evidenced thereby of the resale restrictions set forth in (B) above.

               (v) Each Initial Purchaser understands that the Company and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Section 8 hereof, counsel to the Company and counsel to the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations and such Initial Purchaser hereby consents to such reliance.

          6.   INDEMNIFICATION.

          (a) The Company and each of the Significant Subsidiaries agree, jointly and severally, to indemnify and hold harmless (i) each of the Initial Purchasers, (ii) each person, if any, who controls any of the Initial Purchasers within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and (iii) the respective officers, directors, partners, employees, representatives and agents of any of the Initial Purchasers or any controlling person to the fullest extent lawful, from and against any and all losses, liabilities, claims, damages and expenses whatsoever (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any investigation or litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that the Company and its subsidiaries will not be liable in any such case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Initial Purchasers expressly for use therein. This indemnity agreement will be in addition to any liability which the Company and the Significant Subsidiaries may otherwise have, including under this Agreement.

          (b) Each Initial Purchaser, severally and not jointly, agrees to indemnify and hold harmless (i) the Company, (ii) each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, and (iii) the respective officers, directors, partners, employees, representatives and agents of the Company or any controlling person, against any losses, liabilities, claims, damages and expenses whatsoever (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any investigation or litigation, commenced or threatened, or any claim whatsoever and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Initial Purchaser expressly for use therein; PROVIDED, HOWEVER, that in no case shall any Initial Purchaser be liable or responsible for any amount in excess of the discounts and commissions received by such Initial Purchaser, as set forth on the cover page of the Offering Memorandum. This indemnity will be in addition to any liability which such Initial Purchaser may otherwise have, including under this Agreement.

          (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 6 except to the extent that it has been prejudiced in any material respect by such failure or from any liability which it may otherwise have). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case (and where the Initial Purchasers are the indemnified parties, Bear Stearns shall have the right to select such counsel for the Initial Purchasers), but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying party or parties in connection with the defense of such action,
(ii) the indemnifying party or parties shall not have employed counsel to take charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in hich case the indemnifying party or parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses of counsel shall be borne by the indemnifying party or parties; PROVIDED, HOWEVER, that the indemnifying party or parties under subsection
(a) or (b) above, shall only be liable for the legal expenses of one counsel (in addition to any local counsel) for all indemnified parties in each jurisdiction in which any claim or action is brought. Anything in this subsection to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its prior written consent; PROVIDED, HOWEVER, that such consent was not unreasonably withheld or delayed.

          7. CONTRIBUTION. In order to provide for contribution in circumstances in which the indemnification provided for in Section 6 is for any reason held to be unavailable from the Company and the Significant Subsidiaries or is insufficient to hold harmless a party indemnified thereunder, the Company and the Significant Subsidiaries, on the one hand, and the Initial Purchasers, on the other hand, shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, liabilities, claims, damages and expenses suffered by the Company and its subsidiaries, any contribution received by the Company and its subsidiaries from persons, other than the Initial Purchasers, who may also be liable for contribution, including persons who control the Company and its subsidiaries within the meaning of
Section 15 of the Act or Section 20(a) of the Exchange Act) to which the Company, the Significant Subsidiaries and one or all of the Initial Purchasers may be subject, in such proportion as is appropriate to reflect the relative benefits received by the Company and the Significant Subsidiaries, on the one hand, and the Initial Purchasers, on the other hand, from the offering of the Senior Discount Notes or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in Section 6, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and the Significant Subsidiaries, on the one hand, and the Initial Purchasers, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevat equitable considerations. The relative benefits received by the Company and the Significant Subsidiaries, on the one hand, and the Initial Purchasers, on the other hand, shall be deemed to be in the same proportion as (x) the total proceeds from the offering of Senior Discount Notes (net of discounts but before deducting expenses) received by the Company and (y) the discounts received by the Initial Purchasers, respectively, in each case as set forth in the table on the cover page of the Offering Memorandum. The relative fault of the Company and the Significant Subsidiaries, on the one hand, and of the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and its subsidiaries, on the one hand, or the Initial Purchasers, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Significant Subsidiaries and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by PRO RATA allocation or by any other method of allocation which does not take into account the equitable considerations referred to above. Notwithstanding the provisions of this Section 7, (i) in no case shall any of the Initial Purchasers be required to contribute any amount in excess of the amount by which the discount applicable to the Senior Discount Notes purchased by such Initial Purchaser pursuant to this Agreement exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, (A) each person, if any, who controls any of the Initial Purchasers within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and (B) the respective officers, directors, partners, employees, representatives and agents of any of the Initial Purchasers or any controlling person shall have the same rights to contribution as such Initial Purchaser, and each person, if any, who controls the Company and its subsidiaries within the meaning of
Section 15 of the Act or Section 20(a) of the Act shall have the same rights to contribution as the Company and the Significant Subsidiaries, subject in each case to clauses (i) and (ii) of this Section 7. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 7, notify such party or parties from whom contribution may be sought, but the failure to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 7 or otherwise. No pary shall be liable for contribution with respect to any action or claim settled without its prior written consent; PROVIDED, HOWEVER, that such written consent was not unreasonably withheld or delayed.

          8. CONDITIONS OF INITIAL PURCHASERS' OBLIGATIONS. The several obligations of the Initial Purchasers to purchase and pay for the Senior Discount Notes, as provided herein, shall be subject to the satisfaction of each of the following conditions:

         (a) All the representations and warranties of the Company contained in this Agreement shall be true and correct on the Closing Date with the same force and effect as if made on and as of the date hereof and the Closing Date, respectively. All of the representations and warranties of the Company, ALARIS Medical Systems and Instromedix contained in the Instromedix Agreement shall be true and correct, in all material respects, on the Closing Date with the same force and effect as if made on and as of the Closing Date. The Company and the Significant Subsidiaries shall have performed or complied in all material respects with all of their obligations and agreements herein contained and required to be performed or complied with by them at or prior to the Closing Date.

          (b) The Offering Memorandum shall have been printed and copies distributed to the Initial Purchasers not later than 5:00 p.m., New York City time, on the day following the date of this Agreement or at such later date and time as to which the Initial Purchasers may agree in writing and no stop order suspending the qualification or exemption from qualification of the Senior Discount Notes in any jurisdiction referred to in Section 4(e) shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending, threatened or, to the Company's knowledge, contemplated.

          (c) (i) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency that would as of the Closing Date, prevent the issuance of the Senior Discount Notes; (ii) no injunction, restraining order or order of any nature by a federal or state court of competent jurisdiction shall have been issued as of the Closing Date that would prevent the issuance of the Senior Discount Notes; and (iii) on the Closing Date, no action, suit or proceeding shall be pending against or affecting or threatened against the Company or any of its subsidiaries before any court or arbitrator or any governmental body, agency or official that, if adversely determined, would, individually or in the aggregate, have a Material Adverse Effect.

          (d) (i) Since the date of the latest balance sheet in the Offering Memorandum, there shall not have been any material adverse change, or any development involving a prospective material adverse change, in the assets, properties, business, results of operations, condition (financial or otherwise) or prospects (a "MATERIAL ADVERSE CHANGE") whether or not arising in the ordinary course of business, of the Company and its subsidiaries, taken as a whole; (ii) since the date of the latest balance sheet included in the Offering Memorandum, there shall not have been any material change, or any development that is reasonably likely to result in a material change, in the capital stock or in the long-term debt, or material increase in short-term debt, of the Company and its subsidiaries, taken as a whole, from that set forth in the Offering Memorandum; and (iii) neither the Company nor any of its subsidiaries shall have any liability or obligation, direct or contingent, which is material to the Company, other than (a) the issuance of $26.0 million of promissory notes by the Company in connection with the consummation of the Instromedix Acquisition, (b) the assumption by the Company of indebtedness of Instromedix estimated to be approximately $5.1 million in connection with the consummation of the Instromedix Acquisition or
(c) as otherwise described in the Offering Memorandum.

          (e) Since the date of the Offering Memorandum, there shall not have been any Material Adverse Change in the business and assets acquired in the Instromedix Acquisition.

          (f) The Initial Purchasers shall have received a certificate, dated the Closing Date, signed by (i) the President and (ii) the principal financial or accounting officer of the

Company confirming, as of the Closing Date, the matters set forth in paragraphs (a), (b), (c), (d) and (e) of this Section 8.

          (g) On the Closing Date, the Initial Purchasers shall have received an opinion (satisfactory to the Initial Purchasers and the Initial Purchasers' counsel), dated the Closing Date, of Gordon Altman Butowsky Weitzen Shalov & Wein, counsel for the Company and its subsidiaries, substantially to the effect that:

          1. The Company and each of its subsidiaries listed on Schedule D hereto (the "DOMESTIC SUBSIDIARIES") is a duly organized and validly existing corporation in good standing under the laws of its jurisdiction of incorporation, has the requisite corporate power and authority to own, lease and operate its properties and to conduct its business as it is currently being conducted and as described in the Offering Memorandum, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction where the ownership, leasing or operation of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not, singly or in the aggregate, have a Material Adverse Effect.

          2. The entities listed on Schedule B hereto are the only subsidiaries, direct or indirect, of the Company. All of the issued and outstanding shares of capital stock of, or other ownership interests in, each Domestic Subsidiary are owned of record, directly or indirectly, by the Company; all such capital stock or other ownership interests have been duly and validly authorized and issued and are fully paid and non-assessable and, to the knowledge of such counsel, have not been issued in violation of any preemptive rights arising as a matter of law.

          3. When the Senior Discount Notes are issued and delivered pursuant to this Agreement, no Senior Discount Note will be of the same class (within the meaning of Rule 144A under the Act) as securities of the Company that are listed on a national securities exchange registered under Section 6 of the Exchange Act or that are quoted in a United States automated inter-dealer quotation system.

          4. Each of the Company and ALARIS Medical Systems had full corporate power and authority to execute, deliver and perform its obligations under the Instromedix Agreement and to consummate the transactions contemplated thereby.

          5. Each of the Company and the Significant Subsidiaries has full corporate power and authority to execute, deliver and perform its obligations under this Agreement, the Indenture, the Registration Rights Agreement and the other Operative Documents to which it is a party and to consummate the transactions contemplated by this Agreement and the other Operative Documents to which it is a party, and to issue, sell and deliver the Senior Discount Notes pursuant to this Agreement.

          6. This Agreement has been duly authorized and validly executed and delivered by the Company and the Significant Subsidiaries.

          7. The Indenture has been duly authorized and validly executed and delivered by the Company and assuming due authorization, execution and delivery thereof by the Trustee, the Indenture constitutes the valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights generally and to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought at law or in equity).

          8. The Registration Rights Agreement has been duly authorized and validly executed and delivered by the Company and the Significant Subsidiaries and, assuming the due execution and delivery thereof by the Initial Purchasers, the Registration Rights Agreement constitutes the valid and legally binding agreement of the Company and the Significant Subsidiaries enforceable against the Company and the Significant Subsidiaries in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights generally and to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought at law or in equity).

          9. The Senior Discount Notes have been duly authorized and validly executed by the Company and, when issued and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, the Senior Discount Notes will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights generally and to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought at law or in equity).

          10. The Exchange Notes have been duly authorized by the Company and, when duly executed, issued and authenticated in accordance with the terms of the Indenture and the Exchange Offer, the Exchange Notes will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights generally and to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought at law or in equity).

          11. The Instromedix Agreement has been duly authorized and validly executed and delivered by the Company and ALARIS Medical Systems and constitutes a valid and legally binding agreement of the Company and ALARIS Medical Systems, enforceable against the Company and ALARIS Medical Systems in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights generally and to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought at law or in equity).

          12. No registration under the Act of the Senior Discount Notes is required for the sale of the Senior Discount Notes to the Initial Purchasers as contemplated by this Agreement or for the Exempt Resales assuming (i) each Initial Purchaser is a QIB; (ii) the purchasers who buy the Senior Discount Notes in the Exempt Resales are Eligible Purchasers; (iii) the accuracy of the Initial Purchasers' representations regarding the absence of general solicitation in connection with the sale of Senior Discount Notes to the Initial Purchasers and the Exempt Resales contained in this Agreement; and (iv) the accuracy of the representations in the second sentence of Section 5(a)(xxxvii) of this Agreement.

          13. The Senior Discount Notes, the Exchange Notes, the Indenture and the Registration Rights Agreement conform in all material respects to the descriptions thereof contained in the Offering Memorandum.

          14. Each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its date and as of the date hereof, and each amendment or supplement thereto, as of its date and as of the date hereof, complied with the requirements of Rule 144A(d)(4) of the Act.

          15. Neither the Company nor any of its subsidiaries is (a) an "investment company" or a company "controlled" by an investment company within the meaning of the Investment Company Act of 1940, as amended,
     (b) a "holding company" or a "subsidiary company" of a holding company or an "affiliate" thereof within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (c) subject to regulation under the Federal Power Act or any federal or state statute or regulation limiting its respective ability to incur indebtedness for borrowed money.

          16. The execution, delivery and performance of this Agreement and the other Operative Documents and compliance by the Company and the Significant Subsidiaries with the provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not (i) require any consent, approval, authorization or order of, or filing or registration with, any regulatory body, administrative agency or other governmental agency, other than (1) as may be required under state securities or "Blue Sky" laws and (2) those that have been obtained or made; (ii) conflict with any of the respective charters or bylaws of the Company or any of its Domestic Subsidiaries; (iii) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default or cause an acceleration of any obligation under, or result in the imposition or creation of (or the obligation to create or impose) a Lien with respect to, any agreement or instrument known to such counsel to which the Company or any of its subsidiaries is a party or by which it or any of them is bound, or to which any properties of the Company or any of its subsidiaries is or may be subject, except for, in the case of this clause (iii), (A) Liens granted pursuant to or permitted under the Credit Facility that are in effect on the date hereof and (B) such conflicts, breaches, violations, defaults, accelerations, impositions and creations as would not, individually or in the aggregate, have a Material Adverse Effect; (iv) contravene any order known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties; (v) violate or conflict with any law, statute, published rule or regulation, or administrative or court decree known to such counsel applicable to the Company or any of its subsidiaries, or any of their respective properties, or result in termination or revocation of any material permits or licenses of which such counsel is aware owned by the Company or any of its subsidiaries; or (vi) result in the termination or revocation of any material Authorization of the Company or any of its subsidiaries known to counsel or result in any other material impairment of the rights of the holder of any such Authorization.

          17. To the knowledge of such counsel, (i) no action has been taken and no law, statute, rule, regulation or order has been enacted, adopted or issued by any governmental agency or body that prevents the issuance of the Senior Discount Notes or suspends the sale of the Senior Discount Notes in any jurisdiction referred to in Section 4(e) of this Agreement and (ii) no injunction, restraining order or order of any nature by a federal or state court or other tribunal of competent jurisdiction has been issued with respect to the Company or any of its subsidiaries that would prevent or suspend the issuance or sale of the Senior Discount Notes in any jurisdiction referred to in Section 4(e) of this Agreement.

          18. The Indenture conforms as to form in all material respects with the requirements of the TIA, and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder. It is not necessary in connection with the offer, sale and delivery of the Senior Discount Notes to the Initial Purchasers in the manner contemplated by this Agreement or in connection with the Exempt Resales to qualify the Indenture under the TIA.

          19. The statements in the Offering Memorandum under the captions "Risk Factors--Significant Leverage;" "Risk Factors--Holding Company Structure; Dependence Upon Operations of Subsidiaries;" "Risk Factors--Indenture and Credit Facility Restrictions;" "Risk Factors--Original Issue Discount; Limitations on Holders' Claims;" "Risk Factors--Fraudulent Transfer Considerations;" "The Acquisition;" "Description of Certain Indebtedness;" "Description of Notes;" "Certain United States Federal Income Tax Consequences;" "Notice to Investors;" and "Plan of Distribution" insofar as such statements constitute a summary of the legal matters, documents or proceedings referenced therein, fairly and accurately present in all material respects the information set forth therein with respect to such legal matters, documents and proceedings.

          20. To the knowledge of such counsel, except to the extent described in the Offering Memorandum, there is no action, suit, proceeding or investigation before or by any court or governmental agency or body, domestic or foreign, pending against or affecting the Company or any of its subsidiaries or any of their respective properties which might result, singly or in the aggregate, in a Material Adverse Effect.

          21. To the knowledge of such counsel, (i) neither the Company nor any of its Domestic Subsidiaries is in violation of its charter or bylaws and (ii) except as set forth on Schedule E hereto, neither the Company nor any of its subsidiaries is in default in the performance of any term, provision, obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or any indenture, mortgage, deed of trust or other contract, lease or other instrument to which the Company or any of its subsidiaries is a party or by which any of them is bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject, except for such defaults as would not, individually or in the aggregate, have a Material Adverse Effect. However, such counsel calls to your attention that in connection with the Instromedix Acquisition, Instromedix did not obtain the consent of Cygnus, Inc., a Delaware corporation, under a certain Supply Agreement dated September 6, 1996 between Instromedix and Cygnus, Inc. and a certain Control Module Development Agreement dated May 26, 1995 between Instromedix and Cygnus Therapeutic Systems, Inc., a

     California corporation, and such counsel expresses no opinion as to the effect of the absence of such consent.

          In giving their opinion required by this subsection 8(g), Gordon Altman Butowsky Weitzen Shalov & Wein shall also state that such counsel has participated in conferences with directors, officers and other representatives of the Company and its subsidiaries, representatives of the independent public accountants of the Company and its subsidiaries, the Initial Purchasers' representatives and counsel for the Initial Purchasers, in connection with the preparation of the Offering Memorandum and has considered the matters required to be stated therein and the statements contained therein and, although such counsel has not independently verified the accuracy, completeness or fairness of the statements contained in the Offering Memorandum (other than those that such counsel must opine on pursuant to paragraph (19) of this subsection 8(g)), such counsel advises you that, on the basis of the foregoing, no facts have come to such counsel's attention which led it to believe that the Offering Memorandum (as amended or supplemented), as of its date or the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading.

          The opinion of Gordon Altman Butowsky Weitzen Shalov & Wein shall be rendered to you at the request of the Company and shall so state therein.

          For purposes of the opinion of Gordon Altman Butowsky Weitzen Shalov & Wein, "Material Adverse Effect" shall mean a material adverse effect on the assets, liabilities, results of operations, management, condition (financial or other), properties or business of the relevant person.

          (h) On the Closing Date, you shall have received an opinion (satisfactory to the Initial Purchasers and the Initial Purchasers' counsel), dated the Closing Date, of McDermott Will & Emery, regulatory counsel for the Company, substantially to the effect set forth in Exhibit B hereto.

          The opinion of McDermott Will & Emery shall be rendered to you at the request of the Company and shall so state therein.

          (i) On the Closing Date, you shall have received an opinion (satisfactory to the Initial Purchasers and the Initial Purchasers' counsel), dated the Closing Date, of Fulwider Patton Lee & Utecht, LLP, patent and trademark counsel for the Company, to the effect set forth in Exhibit C hereto.

          The opinion of Fulwider Patton Lee & Utecht, LLP shall be rendered to you at the request of the Company and shall so state therein.

          (j) You shall have received on the Closing Date the opinion of Gordon Altman Butowsky Weitzen Shalov & Wein delivered in connection with the Instromedix Agreement which shall contain a statement or be accompanied by a letter addressed to you and dated the Closing Date to the effect that you may rely on such opinion to the same extent as if it were originally addressed to you.

          (k) You shall have received an opinion, dated the Closing Date, of Latham & Watkins, counsel to the Initial Purchasers, in form and substance reasonably satisfactory to the Initial Purchasers.

          (l) At the time this Agreement is executed and at the Closing Date the Initial Purchasers shall have received from PricewaterhouseCoopers, LLP, independent accountants, dated as of the date of this Agreement and as of the Closing Date, a customary comfort letter relating to the Company's and Instromedix's financial statements addressed to the Initial Purchasers and in form and substance satisfactory to the Initial Purchasers and counsel to the Initial Purchasers, with respect to such financial statements and certain financial information contained in the Offering Memorandum.

          (m) The Company and the Trustee shall have entered into the Indenture and the Initial Purchasers shall have received counterparts, conformed as executed, thereof.

          (n) The Company, the Significant Subsidiaries and the Initial Purchasers shall have entered into the Registration Rights Agreement and each of the Initial Purchasers shall have received an original, duly executed by each of the Company and the Significant Subsidiaries.

          (o) There shall exist at and as of the Closing Date (immediately after giving effect to the transactions contemplated by this Agreement and the Instromedix Acquisition) no conditions that would constitute a default (or an event that with notice or the lapse of time, or both, would constitute a default) under the Credit Facility or the 9 3/4% Notes. To the extent any consents or waivers are required from the lenders under the Credit Facility or pursuant to the 9 3/4% Notes in connection with the transactions contemplated by this Agreement, any other Operative Document or the Instromedix Agreement, the Initial Purchasers shall have received copies of all such consents and waivers in form reasonably satisfactory to the Initial Purchasers and counsel to the Initial Purchasers.

          (p) There shall exist at and as of the Closing Date (immediately after giving effect to the transactions contemplated by this Agreement) no conditions that would constitute a default (or an event that with notice or the lapse of time, or both, would constitute a default) under the Instromedix Agreement. On or prior to the Closing Date, the Instromedix Acquisition shall have been consummated on terms that conform in all material respects to the description thereof in the Offering Memorandum and the Initial Purchasers shall have received evidence satisfactory to the Initial Purchasers of the consummation thereof. The Company shall deliver to the Initial Purchasers copies of all of filings made with any governmental entity (including, without limitation, the United States Patent and Trademark Office and the United States Copyright Office) in order to effect the Instromedix Acquisition, as certified by an appropriate official thereof, within a reasonable period of time following the Closing Date.

          (q) The Initial Purchasers shall have received copies of all of the documents and certificates executed or issued in connection with the consummation of the Instromedix Acquisition and all such documents and certificates shall be in form reasonably satisfactory to the Initial Purchasers and counsel to the Initial Purchasers.

          (r) On the Closing Date, the Initial Purchasers shall have received a solvency certificate signed by the Chief Financial Officer addressed to the Trustee among others and reasonably satisfactory to you as to the solvency of the Company and its subsidiaries following the consummation of the transactions contemplated herein and by the Instromedix Agreement.

          (s) On the Closing Date, the Company shall use the proceeds from the sale of the Senior Discount Notes in the manner described in the Offering Memorandum under the caption "Use of Proceeds."

          (t) The Senior Discount Notes shall have been approved for trading on PORTAL.

          (u) To the extent any consents or waivers are required in connection with the transactions contemplated by this Agreement, any other Operative Document or the Instromedix Agreement, the Initial Purchasers shall have received copies of all such consents and waivers (other than the consents contemplated by paragraph 21 of Section 8(g)) in form reasonably satisfactory to the Initial Purchasers and counsel to the Initial Purchasers.

          (v) Latham & Watkins shall have been furnished with such documents and opinions, in addition to those set forth above, as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in this Section 8 and in order to evidence the accuracy, completeness or satisfaction in all material respects of any of the representations, warranties or conditions herein contained.

          (w) Prior to the Closing Date, the Company shall have furnished to the Initial Purchasers such further information, certificates and documents as the Initial Purchasers may reasonably request.

          (x) The Company shall use a portion of the net proceeds from the Offering to satisfy all outstanding obligations under the Key Agreement described on Schedule E hereto.

          All opinions, certificates, letters and other documents required by this Section 8 to be delivered by the Company will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Initial Purchasers. The Company will furnish the Initial Purchasers with such conformed copies of such opinions, certificates, letters and other documents as the Initial Purchasers shall reasonably request.

          9. INITIAL PURCHASERS' INFORMATION. The Company and the Initial Purchasers severally acknowledge for all purposes under this Agreement that the statements with respect to the offering of the Senior Discount Notes set forth in the last paragraph of the outside of the front cover page; the stabilization language in the third paragraph on page v; and the third paragraph, the fifth sentence of the fourth paragraph and the fifth paragraph under the caption "Plan of Distribution" in such Offering Memorandum constitute the only information furnished in writing by the Initial Purchasers expressly for use in the Offering Memorandum.

          10. SURVIVAL OF REPRESENTATIONS AND AGREEMENTS. All representations and warranties, covenants and agreements of the Initial Purchasers and the Company contained in this Agreement, including the agreements contained in Sections 4(f) and 12(d), the indemnity agreements contained in Section 6 and the contribution agreements contained in Section 7, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Initial Purchasers or any controlling person thereof or by or on behalf of the Company, its subsidiaries or any controlling person thereof, and shall survive delivery of and payment for the Senior Discount Notes to and by the Initial Purchasers. The representations contained in Section 5 and the agreements contained in Sections 4(f), 6, 7 and 12(d) shall survive the termination of this Agreement, including any termination pursuant to Section 12.

          11. DEFAULTS. If on the Closing Date, any Initial Purchaser shall fail or refuse to purchase the Senior Discount Notes that it has agreed to purchase hereunder on such date, and the aggregate principal amount at maturity of such Senior Discount Notes that such defaulting Initial Purchaser agreed but failed or refused to purchase does not exceed 10% of the total aggregate principal amount at maturity of such Senior Discount Notes that all of the Initial Purchasers are obligated to purchase on such Closing Date, the non-defaulting Initial Purchaser(s) shall be obligated to purchase the amount of the Senior Discount Notes that such defaulting Initial Purchaser agreed but failed or refused to purchase on such date in proportion to the respective proportions that the aggregate principal amount at maturity of Senior Discount Notes set forth opposite their respective name(s) in Schedule A hereto bear to the aggregate principal amount at maturity of Senior Discount Notes set forth opposite the names of the non-defaulting Initial Purchaser(s). If, on the Closing Date, any of the Initial Purchasers shall fail or refuse to purchase Senior Discount Notes in an aggregate principal amount at maturity that exceeds 10% of such total aggregate principal amount at maturity of the Senior Discount Notes and arrangements satisfactory to the other Initial Purchaser(s) and the Company for the purchase of such Senior Discount Notes are not made within 48 hours after such default, this Agreement shall terminate without liability on the part of the non-defaulting Initial Purchaser(s) or the Company, except as otherwise provided in Section 12 hereof. In any such case that does not result in termination of this Agreement, the Initial Purchasers or the Company may postpone the Closing Date for not longer than seven days, in order that the required changes, if any, in any documents or arrangements may be effected. Any action taken under this paragraph shall not relieve a defaulting Initial Purchaser from liability in respect of any default by any such Initial Purchaser under this Agreement.

          12.  EFFECTIVE DATE OF AGREEMENT AND TERMINATION.

          (a) This Agreement shall become effective upon the execution and delivery of this Agreement by the parties hereto.

          (b) This Agreement may be terminated at any time on or prior to the Closing Date by the Initial Purchasers by notice to the Company if any of the following has occurred: (i) subsequent to the date of this Agreement, there has been any material adverse change, or any development involving a prospective material adverse change, in the assets, properties, business, results of operations, condition (financial or otherwise) or prospects, whether or not arising in the ordinary course of business, of the Company and its subsidiaries, taken as a whole that, in the judgment of any Initial Purchaser, materially impairs the investment quality of the Senior Discount Notes; (ii) any outbreak or escalation of hostilities or other national or international calamity or crisis or material adverse change in the financial markets of the United States or elsewhere, or any other substantial national or international calamity or emergency, if the effect of such outbreak, escalation, calamity, crisis or emergency would, in the judgment of any Initial Purchaser, make it impracticable or inadvisable to market the Senior Discount Notes or to enforce contracts for the sale of the Senior Discount Notes; (iii) any suspension or limitation of trading generally in securities on the New York Stock Exchange, the American Stock Exchange or in the over-the-counter markets or any setting of minimum prices for trading on such exchange or markets; (iv) any declaration of a general banking moratorium by either federal or New York authorities; (v) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs that, in the judgment of any Initial Purchaser, has a material adverse effect on the financial markets in the United States and would, in the judgment of any Initial Purchaser, make it impracticable or inadvisable to market the Senior Discount Notes or to enforce contracts for the sale of the Senior Discount Notes; (vi) the enactment, publication, decree, or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority that, in the judgment of any Initial

Purchaser materially and adversely affects the business or operations of the Company, or any of its subsidiaries; or (vii) any securities of the Company, or any of its subsidiaries shall have been downgraded or placed on any "watch list" for possible downgrading by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act); PROVIDED, HOWEVER, that in the case of such "watch list" placement, termination shall be permitted only if such placement would, in the judgment of Bear Stearns, make it impracticable or inadvisable to market the Senior Discount Notes or to enforce contracts for the sale of the Senior Discount Notes or materially impair the investment quality of the Senior Discount Notes.

          (c) Any notice of termination pursuant to this Section 12 shall be by telephone or telephonic facsimile and confirmed in writing by letter.

          (d) If this Agreement shall be terminated by the Initial Purchasers pursuant to paragraph (b) of this Section 12 or because of the failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, the Company agrees to reimburse the Initial Purchasers for all out-of-pocket expenses (including, without limitation, the fees and disbursements of counsel) incurred by the Initial Purchasers. Notwithstanding any termination of this Agreement, the Company shall be liable for all expenses which it has agreed to pay pursuant to Section 4(f) hereof.

          13. NOTICE. All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and, if sent to the Initial Purchasers shall be mailed, delivered or telecopied and confirmed in writing to Bear, Stearns & Co. Inc., BT Alex. Brown Incorporated and Donaldson, Lufkin & Jenrette Securities Corporation, c/o Bear, Stearns & Co. Inc., 245 Park Avenue, New York, New York 10167, Attention: Corporate Finance Department, telecopy number: (212) 272-3092, with a copy, which shall not constitute notice, to Latham & Watkins, Attn: Marc D. Jaffe, 885 Third Avenue, New York, NY 10022; telecopy number: (212) 751-4864; and if sent to the Company, shall be mailed, delivered or telecopied and confirmed in writing to ALARIS Medical, Inc., 10221 Wateridge Circle, San Diego, CA
92121, Attention: Chief Financial Officer; telecopy number: (619) 458-6073, with a copy, which shall not constitute notice, to Gordon Altman Butowsky Weitzen Shalov & Wein, Attn: Daniel A. Etna, 114 West 47th Street, New York, NY 10036-1510; telecopy number: (212) 626-0799.

          14. PARTIES. This Agreement shall inure solely to the benefit of, and shall be binding upon, the Initial Purchasers, the Company, the Company's subsidiaries and the controlling persons and agents referred to in Sections 6 and 7, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. The term "successors and assigns" shall not include a purchaser, in its capacity as such, of Senior Discount Notes from the Initial Purchasers.

          15. CONSTRUCTION. This Agreement shall be construed in accordance with the internal laws of the State of New York without giving any effect to any provisions thereof relating to conflicts of law. TIME IS OF THE ESSENCE IN THIS AGREEMENT.

          16. CAPTIONS. The captions included in this Agreement are included solely for convenience of reference and are not to be considered a part of this Agreement.

          17. COUNTERPARTS. This Agreement may be executed in various counterparts which together shall constitute one and the same instrument.


                            [Signature pages follows]

          If the foregoing correctly sets forth the understanding among the Initial Purchasers, the Company and the Significant Subsidiaries, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

                                      Very truly yours,


                                      ALARIS MEDICAL, INC.



                                      By: /s/ William J. Mercer
                                          --------------------------------
                                      Name:  William J. Mercer
                                      Title: President

                                      ALARIS MEDICAL SYSTEMS, INC.



                                      By: /s/ William J. Mercer
                                          --------------------------------
                                      Name:  William J. Mercer
                                      Title: President

                                      ALARIS RELEASE CORPORATION



                                      By: /s/ William J. Mercer
                                          --------------------------------
                                      Name:  William J. Mercer
                                      Title: President


                                      IVAC OVERSEAS HOLDINGS, INC.



                                      By: /s/ William J. Mercer
                                          --------------------------------
                                      Name:  William J. Mercer
                                      Title: President

Accepted and agreed to
as of the date first above written.


BEAR, STEARNS & CO. INC.



By:  /s/ James C. Diao
   ----------------------------------
     Name:  James C. Diao
     Title: Senior Managing Director
            Bear, Stearns & Co. Inc.

BT ALEX. BROWN INCORPORATED



By:  /s/ M K Lynch
   ----------------------------------
     Name:  M K Lynch
     Title: Vice President

DONALDSON, LUFKIN & JENRETTE
     SECURITIES CORPORATION



By:  /s/ Laurence E. Paul
   ----------------------------------
     Name:  Laurence E. Paul
     Title: Senior Vice President

                                   SCHEDULE A

                      Initial Purchaser                         Principal Amount
                      -----------------                         ----------------
                                                                  at Maturity
                                                                  -----------
 Bear, Stearns & Co. Inc.                                          $103,950,000
 BT Alex. Brown Incorporated                                         42,525,000
 Donaldson, Lufkin & Jenrette Securities
 Corporation                                                         42,525,000
                                                                   ------------
      Total                                                        $189,000,000

                                   SCHEDULE B

             DIRECT & INDIRECT SUBSIDIARIES OF ALARIS MEDICAL, INC.

1.   ALARIS Medical Systems, Inc.
2.   ALARIS  Medical Australia Pty. Ltd.
3.   ALARIS Medical Canada Ltd.
4.   Sistemas Medicos ALARIS, S.A. de C.V.
5.   ALARIS Consent Corporation
6.   ALARIS Foreign Sales Corp.
7.   ALARIS Release Corporation
8.   IVAC Overseas Holdings, Inc.
9.   ALARIS Medical Espana, S.L.
10.  ALARIS Medical Holland, B.V.
11.  ALARIS Medical France, S.A.
12.  ALARIS Medical Belgium B.V.
13.  ALARIS Medical Norway A/S
14.  ALARIS Medical Italia, S.P.A.
15.  ALARIS Medical UK, Ltd.
16.  IMED UK, Ltd.
17.  IVAC Industries, Ltd.
18.  ALARIS Medical Nordic, AB
19.  ALARIS Medical Deutschland GmbH

                                   SCHEDULE C

                            SIGNIFICANT SUBSIDIARIES

1.   ALARIS Medical Systems, Inc.
2.   ALARIS Release Corporation
3.   IVAC Overseas Holdings, Inc.

                                   SCHEDULE D

                             DOMESTIC SUBSIDIARIES


1.   ALARIS Medical Systems, Inc.
2.   ALARIS Release Corporation
3.   ALARIS Consent Corporation
4.   IVAC Overseas Holdings, Inc.

                                   SCHEDULE E

          In connection with the Instromedix Acquisition, Instromedix did not obtain the consent of KeyCorp Leasing, a division of Key Corporate Capital, Inc. ("Key"), under a Master Equipment Lease Agreement (the "Key Agreement") between Instromedix and Key dated as of December 12, 1997. Due to the change of control of Instromedix as a result of the Instromedix Acquisition, an event of default occurred under the Key Agreement, and Key has given notice to ALARIS Medical Systems of such default and has requested that ALARIS Medical Systems immediately satisfy its remaining rental obligations thereunder of approximately $300,000. Upon receipt of such payment, Key is required to release its interest in the equipment underlying the Key Agreement.

                                    EXHIBIT A

                     FORM OF REGISTRATION RIGHTS AGREEMENT

                                   EXHIBIT B

                           REGULATORY COUNSEL OPINION

               1. The statements in the Offering Memorandum under the caption "Business--Government Regulation" and "Business--Government Regulation--Environmental Matters," insofar as such statements constitute a summary of portions of (a) the FDCA and regulations of the United States Food & Drug Administration (the "FDA"), or (b) United States Federal or State of California laws regarding the protection of the environment and regulations promulgated thereunder, or of legal documents or proceedings referred to in such sections involving the foregoing laws and regulations, fairly and accurately present in all material respects the information set forth therein with respect to such portions of such laws and regulation and such legal documents and proceedings.

                                    EXHIBIT C


                              PATENT COUNSEL OPINION

               1. In our opinion, the statements in the Offering Memorandum under the caption "Business--Patents, Trademarks and Proprietary Rights," insofar as such statements constitute a summary of legal matters, documents or proceedings referred to therein, fairly and accurately present in summary form the information set forth therein with respect to such legal matters, documents and proceedings.

               2. Based upon a review of 35 U.S.C. Section 261 assignments of the patents acquired from Instromedix are not required to be recorded in the United States Patent and Trademark Office. However, any such assignment will be considered void as against a subsequent purchaser or mortgagee for a valuable consideration without notice unless the assignments are recorded in the U.S. Patent and Trademark Office within three months of the assignment or prior to the date of the subsequent purchase or mortgage. We are unaware of the provisions of the New York Uniform Commercial Code.

               3. To the best of our knowledge, the statements in the Offering Memorandum under the caption "Business--Patents, Trademarks and Proprietary Rights," as such statements pertain to the number of unexpired United States patents, both utility and design, which ALARIS will own (without giving effect to the Instromedix Acquisition), are accurate.

               4. Immediately after giving effect to the acquisition of Instromedix, ALARIS, in our opinion, will own all patents, trademarks, trademark applications and registrations, service marks, service mark applications and registrations, trade names, copyrights, licenses, inventions, trade secrets and rights described in the Offering Memorandum as being owned by Instromedix and ALARIS. We are not aware of any claims to the contrary or any challenge by any other person to the rights of Instromedix or ALARIS with respect to the foregoing.

               5. To the best of our knowledge and after giving effect to the acquisition of Instromedix, no security interest or contingent assignment has been filed or recorded with the United States Patent and Trademark Office which will remain in effect that pertain to patents and patent applications of ALARIS or Instromedix (other than those provided pursuant to the Credit Facility (as defined in the Offering Memorandum)).

               6. To the best of our knowledge and after giving effect to the acquisition of Instromedix, no maintenance fee or annuity due in connection with any patent or patent applications of Instromedix or ALARIS has not been paid.

               7. To the best of our knowledge and after giving effect to the acquisition of Instromedix, no request for reexamination has been filed nor has any interference been declared in connection with any of the United States patent applications of Instromedix or ALARIS.



                                       C-2